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                                                                    EXHIBIT 10.5

                                      LEASE

THIS INDENTURE is made as of the 1st day of February, 1998.

BETWEEN:

                P.K. PROJECTS LTD., a British Columbia Company with an office at 1203 - 20800 Westminster Highway, Richmond, B.C., V6V 2W3

                (hereinafter called the "Landlord")

                                                               OF THE FIRST PART

AND:

                INTRACEL CORPORATION, a company incorporated under the laws of the State of Washington, U.S.A., with an office at 1871 NW Gilman Boulevard, Issaqua, Washington, 98027

                (hereinafter called the "Tenant")

                                                              OF THE SECOND PART

1. LEASED PREMISES

1.1 WITNESSETH that in consideration of the rents, covenants, and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant the premises known as Units 1123, 1128 and 1133 - 13351 Commerce Parkway, Richmond, B.C. (hereinafter called the "Leased Premises") being all that portion of a Building as shown outlined in dark outline on the Plan attached hereto as Schedule "A" and containing a Rentable Area (hereinafter called the "Tenant's Rentable Area") deemed and agreed by the parties to be 6,541 square feet and being situate on the lands and premises owned by the Landlord at 13351 Commerce Parkway, in the City of Richmond, in the Province of British Columbia, described as:

                     PID: 023-310-006
                     Lot 1, Section 5, Block 4 North, Range 5 West, New Westminster District, Plan LMP26739

                     (hereinafter called the "Lands")


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2. TERM

2.1 To have and to hold the Leased Premises for and during the term (hereinafter called the "Term") of five (5) years to be computed from the 1st day of February, 1998 and from thenceforth next ensuing and to be fully complete and ended on the 31st day of January, 2003.

3. BASIC RENT

3.1 Yielding and paying therefor during the Term unto the Landlord, as basic rent, the sum of SIXTY-TWO THOUSAND ONE HUNDRED THIRTY-NINE DOLLARS AND FIFTY CENTS ($62,139.50) of lawful money of Canada to be paid in advance in equal monthly installments of FIVE THOUSAND ONE HUNDRED SEVENTY-EIGHT DOLLARS AND TWENTY-NINE CENTS ($5,178.29) on the first day of each and every month in each and every year during the Term, commencing on the first day of February, 1998. If the Term commences on any day other than the first or ends on any day other than the last day of a month, rent for the fractions of the month at the commencement and at the end of the Term shall be adjusted pro rata. The Landlord acknowledges having received from the Tenant the sum of FIFTEEN THOUSAND FOUR HUNDRED FIFTY-FIVE DOLLARS AND EIGHTY-FOUR CENTS ($15,455.84) to be applied towards the first and last months' rent hereunder.

3.2 The parties agree that the commencement date of February 1, 1998 shall be delayed, if necessary, until the Landlord substantially completes construction of the Leased Premises. If for any reason the Landlord is unable to give possession of the Leased Premises to the Tenant on February 1, 1998, then:

        (a) the Tenant shall take possession of the Leased Premises when the Landlord delivers possession of the Leased Premises to the Tenant such date to be not later than March 1, 1998 (herein referred to as the "Outside Date");

        (b) the Lease shall not be void or voidable nor shall the Landlord be liable for any claims of the Tenant resulting from any such delay in possession;

        (c) the Term shall commence on the date the Landlord makes the Leased Premises available for occupancy;

        (d) no rent shall be payable by the Tenant until the date possession of the Leased Premises is delivered to the Tenant;

        (e) if possession of the Leased Premises is not delivered to the Tenant by on or before the Outside Date, then after such date either party may terminate this Lease on written notice to the other and the Landlord shall return any deposits paid to the Tenant.


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                                       -3-



3.3 The Landlord agrees to provide the Leased Premises to the Tenant basic rent-free during the first three (3) months of the Term (the "Abatement Months"). The Tenant shall still be responsible for all Direct Costs, its Proportionate Share of Operating Expenses and all other additional rent over and above the basic rent set out in clause 3.1 during the Abatement Months. The entire basic rent otherwise due and payable for the Abatement Months shall become immediately due and payable upon the occurrence of an event of default by the Tenant that is not cured within the time period set out in Clause 22 of this Lease.

4. DEFINITIONS

4.1 In this Lease:

        (a) "Building" means the building in which the Leased Premises are situate;

        (b) "Common Areas" means all parts of the Lands and the Building that are not comprised in premises leased or set aside or intended by the Landlord to be leased to tenants;

        (c)     "Direct Costs" means:

                (i) all costs and expenses incurred by or levied on the Landlord in connection with the Landlord performing on behalf of the Tenant or enforcing any covenant or agreement of the Tenant hereunder, including without limitation, solicitors' costs and fees calculated on a solicitor-client basis, and

                (ii) all amounts stated by any clause of this Lease to be included in or collectible by the Landlord as Direct Costs;

        (d)     "levied" means levied, imposed, charged or assessed;

        (e) "Operating Expenses" means all expenses chargeable against income in connection with the operation, maintenance and repair of the Building and the Lands, including without limitation, the following:

                (i) all costs and expenses from time to time incurred by or levied on the Landlord in respect of repairing, maintaining, cleaning, heating, lighting, air-conditioning and ventilating the Building and the Lands and any fixtures and appurtenances thereof and any improvements thereto, and;

                (ii) all premiums from time to time paid by the Landlord for fire, casualty, liability, loss of rental revenue, and other insurance in respect of the Building, the Lands and all fixtures and appurtenances thereof and improvements thereto; and


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                (iii)   all costs and expenses from time to time incurred by or
                        levied on the Landlord in respect of janitorial services and garbage disposal for the Building and the Lands; and

                (iv) all taxes from time to time levied by any taxing authority on the Building and the Lands or either of them or on the Landlord in respect of the Building and the Lands or either of them; and

                (v) all Utility Charges from time to time levied on the Building and the Lands or either of them or on the Landlord in respect of the Building and the Lands or either of them; and

                (vi) an administration fee equal to 5% of the basic rent paid pursuant to Clause 3.1;

                but not interest on debt, income, capital gains or corporate taxes of the Landlord, costs for which the Landlord is reimbursed by proceeds of insurance, or amounts charged to the Tenant under this Lease or to other tenants of the Building under their respective leases as Tenant's Taxes, Tenant's Utility Charges or Direct Costs;

        (f) "Proportionate Share" means a fraction which has as the numerator the Tenant's Rentable Area and as the denominator the Total Rentable Area of the Building;

        (g) "Taxes" means taxes, rates, duties, licenses, levies, fees and the costs of all works undertaken as local improvements by an Taxing Authority and levied on the owners or occupiers of lands benefiting or deemed to benefit from such works;

        (h) "Taxing Authority" means any school, municipal, regional, provincial, federal, parliamentary, or other governmental or statutory body, corporation or authority;

        (i) "Tenant's Taxes" means all taxes levied by an taxing authority on the Landlord or the Tenant in respect of the Leased Premises, in respect of the business or profession of the Tenant or in respect of improvements, fixtures, machinery, chattels or equipment brought onto or installed in the Leased Premises by the Tenant or at the request of the Tenant, and whether or not such taxes are included by the Taxing Authority in the Taxes included in Operating Expenses;

        (j) "Tenant's Utility Charges" means all Utility Charges levied separately against the Leased Premises or on the Tenant or the Landlord in respect of the Leased Premises;

        (k) "Total Rentable Area" of the Building means the total of the rentable area of all premises in the Building (including the Leased Premises) leased or set aside or intended by the Landlord to be leased to tenants;


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                                       -5-

        (1) "Utility Charges" means all charges for electricity, heat, light, power, gas, oil, water, sewer or telephone provided to or made available upon the Building and the Lands or either of them.

5. NET LEASE

5.1 The Tenant acknowledges and agrees that it is intended that this Lease shall be completely Net Lease for the Landlord, except as expressly hereinafter set out, that the Landlord shall not be responsible during the Term for any costs, taxes, charges, expenses or outlays of any nature whatsoever arising from or relating to the Leased Premises or the contents thereof or the Common Areas, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Building and the Lands (or either or them) and not directly levied on any tenant of the Building and the Tenant covenants with the Landlord accordingly.

6. TENANT'S COVENANTS

6.1 The Tenant covenants with the Landlord as follows:

        (a)     to pay basic rent as set out in Clause 3.1;

        (b) to pay immediately that they become due the Tenant's Taxes and the Tenant's Utility Charges, and if at any time for any reason during the Term of this Lease the Landlord pays any of the foregoing then a sum equal to the amount so paid shall be included in Direct Costs and paid to the Landlord immediately upon demand;

        (c) to pay immediately on demand by the Landlord as additional rent all Direct Costs;

        (d) to pay as additional rent the Tenant's Proportionate Share of Operating Expenses. The Tenant's Proportionate Share of Operating Expenses shall be paid monthly in accordance with the reasonable forward estimates thereof made by the Landlord and shall be adjusted at least once (or more often at the discretion of the Landlord) in each year during the Term, on the basis of actual Operating Expenses experienced during the period to which the adjustments relate. The certificate of a chartered accountant appointed by the Landlord shall, in the event of dispute, be conclusive and binding on the Landlord and the Tenant as to any amounts payable under this paragraph and the cost of obtaining such certificate shall be included in Direct Costs and be borne by the Tenant;

        (e) to pay as additional rent an amount equal to any and all Goods and Services Taxes, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Goods and Services Taxes at the full rate applicable from time to time in respect thereof. The amount of the Goods and Services Taxes so payable by the Tenant shall be calculated by the


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                                       -6-

                Landlord in accordance with the applicable legislation and shall be paid by the Tenant to the Landlord at the same time as amounts to which such Goods and Services Taxes apply are payable to the Landlord under the terms of this Lease. For the purposes of this section, "Goods and Services Taxes", means and includes any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord under this Lease or the rental of the Leased Premises or the provision of any goods services or utilities, whatsoever by the Landlord to the Tenant under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise;

        (f) to repair, and at the Tenant's sole cost during the whole of the Term, to keep and maintain the Leased Premises and all fixtures, fittings and improvements thereto in good working order and first class condition including periodic painting and decoration as determined by the Landlord and to make all needed maintenance, repairs and replacements thereto with due diligence and dispatch reasonable wear and tear only excepted; and the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice but failure of the Landlord to give notice shall not relieve the Tenant from its obligation to repair;

        (g) if any part of the Building (including the Leased Premises), the Common Areas or any fixtures, fittings or improvements thereon or thereto get out of repair or become stopped up, unusable damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees, invitees or any one permitted by the Tenant to be in the Building or on the Common Areas the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant and included in Direct Costs;

        (h) not to assign or sublet in whole or in part without first notifying the Landlord in writing of the intention to assign or sublet and the date such assignment or subletting is to take effect and obtaining the Landlord's prior written consent, such consent not to be unreasonably withheld to a financially responsible and reasonable person and provided always that such consent may be arbitrarily withheld where the subletting is to be for only a portion of the Leased Premises, or where the use of the Leased Premises by the assignee or sub-lessee will differ from the use authorized pursuant to this Lease. The Tenant shall pay the sum of FIVE HUNDRED DOLLARS ($500.00) plus G.S.T. to the Landlord with each request for consent which sum covers the Landlord's costs for considering, preparing and consenting to the Assignment of Lease;

        (i) to comply at its own expense with all provisions of law including, without limiting the generality of the foregoing, federal and provincial legislative enactments, building by-laws and any other governmental or municipal regulations which relate to the partitioning, equipment, operation and use of the Leased Premises, and to


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                the making of any repairs, replacements, alterations, additions, or improvements of or to the Leased Premises;

        (j) not to do or suffer any waste or damage, disfiguration or injury to the Leased Premises, the Building or the Common Areas or the fixtures, fittings and improvements thereto and not to permit or suffer any overloading of the floors of the Leased Premises or the Building; and to keep the Leased Premises and Common Areas in a neat and tidy condition;

        (k) to indemnify and save harmless the Landlord from and against any and all actions, claims, costs, expenses, damages, losses or fines incurred or suffered by the Landlord by reason of:

                (i) any breach, violation, non-observance or non-performance by the Tenant of any covenant, agreement or provision of this Lease;

                (ii) damage or injury to persons or property arising from any act or omission of the Tenant or any assignee, sub-tenant, agent, contractor, employee, invitee or licensee of the Tenant;

                (iii) the Landlord observing, performing, exercising or enforcing any covenant, agreement, right or remedy of the Landlord hereunder, all costs and expenses incurred by or levied on the Landlord in connection with the Landlord performing on behalf of the Tenant any covenant of the Tenant hereunder or in connection with the Landlord enforcing any term, condition agreement or provision of this Lease, and without in any way limiting the generality of the foregoing including solicitors' costs and fees calculated on a solicitor and own client basis;

        (1) not to make to, or erect in the Leased Premises any alterations, additions, decorations or improvements without submitting drawings and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance not to be unreasonably withheld. Any work performed in the Leased Premises by contractors engaged by the Tenant shall be subject to all conditions which the Landlord may impose; and the Tenant covenants to prosecute such work to completion with reasonable diligence; provided nevertheless that the Landlord may at its option require that the Landlord's contractors be engaged for any mechanical or electrical work;

        (m) not to suffer or permit during the Term any builders' liens or other liens for work, labour, services or material ordered by the Tenant or for the cost of which the Tenant may be in any way obligated, or any conditional sales agreements or chattel mortgages to attach to the Leased Premises or to the Building, the Common Areas or the Lands and that whenever and so often as any such liens or


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                claims therefor or conditional sales agreements or chattel mortgages shall be registered, the Tenant shall immediately discharge the same; to allow the Landlord to post and keep posted on the Leased Premises any notice which the Landlord may wish to post under the provisions of the Builders' Lien Act;

        (n) to restore immediately, and with glass of the same colour and quality, any glass within, forming part of or bounding the Leased Premises that is damaged or broken during the Term;

        (o) not to paint, display, inscribe, place or affix any sign, fixture, advertisement, notice, lettering or direction on any part of the Common Areas or the outside of the Building or Leased Premises or on windows of the Building or that are visible from the outside of the Building without the prior written consent of the Landlord, which consent will not be unreasonably withheld and to comply with the signage specifications attached as Schedule "B" hereto;

        (p) if required to do so by the Landlord to register this Lease forthwith at the Tenant's expense in the Land Title Office for the area in which the Leased Premises are situate. Such registration to be in the form specified by the Landlord. Should the Tenant wish to register this Lease, it may only do so in the form of a Short Form of Lease registration which shall not contain any reference to rent payable under the Lease. The costs of such registration shall all be borne by the Tenant, which costs shall include the sum of TWO HUNDRED FIFTY DOLLARS ($250.00) plus G.S.T. payable to the Landlord for reviewing, approving and executing the necessary Land Title Office documents. Upon the expiry or earlier termination of this Lease, the Tenant will discharge such registration at its expense and provide discharge particulars to the Landlord;

        (q) at any time and from time to time upon not less than ten (10) days prior notice, to execute and deliver to the Landlord or such other person or corporation that the Landlord directs, a written statement certifying that this Lease is in full force and effect and unmodified (or if modified, specifying the modifications), the amount of the annual rental being paid hereunder, whether or not any prepayments have been made hereunder, and if so details thereof, the dates to which other levies or charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice;

        (r) to occupy and permit to be occupied only those parking spaces from time to time designated for the Tenant's use by the Landlord;

        (s) not to employ more employees in the Leased Premises than are from time to time authorized or permitted by the relevant governmental acts, statutes, regulations and other authorities having regard to washroom, lunchroom and other facilities presently available in or to the Leased Premises and having regard also to any


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                                       -9-

                other relevant working conditions, provided that if the Tenant wishes to employ more employees in the Leased Premises than are from time to time so authorized or permitted then subject to the provisions of this Lease, the Tenant may, at his sole expense, install additional washroom, lunchroom or other facilities in the Leased Premises or otherwise alter the working conditions in the Leased Premises to permit such increased number of employees;

        (t) not to install or use any equipment which will exceed or overload the capacity of any utility facilities on the Leased Premises or the Building or Common Areas;

        (u) to notify the Landlord immediately that the Tenant becomes aware of any fire or accident in the Leased Premises or any damage to or malfunctioning of any heating, electrical, plumbing, mechanical or ventilating system in the Building or any damage to the foundations, structure, roof, exterior walls or supporting walls of the Building;

        (v) to promptly and strictly comply, and cause any person for whom it is in law responsible to comply, with all environmental laws regarding the use and occupancy of the Leased Premises under or pursuant to this Lease, including without limitation obtaining all required permits or other authorizations;

        (w) to promptly comply with all Tenant rules and regulations relating to the Building imposed by the Landlord for the smooth and efficient operation of the Building (a copy of the current rules is attached hereto as Schedule "C");

        (x) if the Landlord so requests, to pay all rent obligations hereunder by way of a series of post-dated cheques delivered to the Landlord or by way of a pre-authorized debit system;

        (y) to register with the Registrar of Companies in British Columbia as an extra-provincial company by on or before the commencement date of the Lease.

6.2 The Tenant shall be responsible for obtaining its business licence and all permits and approvals required in connection with its leasehold improvements or other work not included in the Landlord's responsibility. The Tenant shall also be responsible for the installation of power and distribution to the operation and maintenance of any special equipment or lighting required by its occupancy, including but not limited to telephone and communication facilities.

7. LANDLORD'S COVENANTS

7.1 Subject to the terms and provisions of this Lease, the Landlord covenants with the Tenant as follows:


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                                      -10-

        (a) that provided the Tenant pays the rent hereby reserved, and observes and performs the covenants and agreements herein contained and on the part of the Tenant to be observed and performed, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted without interruption or disturbance from the Landlord, or any persons lawfully claiming by, through or under the Landlord;

        (b) to repair and maintain the foundations, structure, roof and exterior walls of the Building, the costs of which shall be borne by the Tenant and paid as part of Operating Expenses;

        (c) to permit the Tenant and its employees and all persons lawfully requiring communication with them to have the use in common with others having a like right of the Common Areas;

        (d) to provide to the Tenant the exclusive use of thirteen (13) reserved parking stalls and two (2) loading bays, which stalls and loading bays shall be provided free of charge during the Term.

7.2 The Landlord agrees to provide the following tenant improvements to the Leased Premises by, on or before the commencement date:

        (a) partition wall separating the showroom area of the Leased Premises from the high ceiling warehouse area of the Leased Premises, partition wall to be installed along entire width of Units 1123 and 1128; two double personnel doors to be installed in the partition wall;

        (b) T-Bar ceiling to entire showroom area, ceiling tiles to be non-shedding surface finish;

        (c)     air-conditioning for showroom portion of all three units;

        (d) vinyl tile to be installed to the showroom portion of all three units;

        (e)     220 volt power to the warehouse area of the Leased Premises; and

        (f) demising wall separating Unit 1133 from the other two units and a double door to be installed near the front of the unit for access.

8. LIMITATION OF LANDLORD'S COVENANTS

8.1 Unless negligent, the Landlord shall not be liable for any direct, indirect or consequential loss, damage, injury or expense caused by the Tenant, its agents, employees, invitees and licensees or its or their property by or arising from:


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                                      -11-

        (a) fire, explosion, falling plaster, gas, electricity or seeping or leaking water; or

        (b) the interruption for any reason whatever, of any service facility or utility provided by the Landlord;

        (c) the Landlord observing, performing, exercising or enforcing any covenant, agreement, right or remedy of the Landlord;

        (d)     any other cause beyond the reasonable control of the Landlord.

8.2 The Landlord does not warrant that any service or facility provided by the Landlord hereunder will be free from interruptions caused or required by maintenance, repairs, renewals, modifications, strikes, riots, insurrections, labour controversies, force majeure, Acts of God or other cause or causes beyond the Landlord's reasonable control. No such interruption shall render the Landlord liable in damages to the Tenant, nor relieve the Tenant from its obligations under this Lease, provided that the Landlord shall without delay take all reasonable and practical steps within its power to remove the cause of such interruption.

9. INSURANCE

9.1 The Landlord covenants to effect and maintain insurance of the Building and the Lands, excluding all tenants' fixtures, fittings, machinery, chattels, equipment and improvements for insurable risks against which and in amounts for which a prudent Landlord would protect itself.

9.2 The Tenant covenants to effect and maintain in force during the Term in the names of the Tenant, the Landlord and the Landlord's Mortgagees as their respective interests may appear insurances in such forms and amounts and with carriers and insuring such risks as the Landlord may from time to time reasonably require, including, without limitation, the following:

        (a) fire and extended coverage insurance on the Tenant's fixtures, fittings, machinery, chattels, equipment and improvements in an amount of not less than the full replacement costs thereof;

        (b) property damage and public liability insurance including personal liability, contractual liability, tenant's legal liability, non-owned automobile liability, lease agreement contractual coverage and owners' and contractors' protective insurance coverage with respect to the Leased Premises, and the Tenant's use of the Common Areas and facilities, coverage to include the business operations conducted by the Tenant and any other person on the Leased Premises, and such policies to be written on a comprehensive basis with limits of not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence.


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                                      -12-

9.3 With respect to all policies of insurance effected by the Tenant hereunder, the Tenant shall obtain from the insurers undertakings to notify the Landlord in writing at least thirty (30) days prior to any material change or cancellation thereof. The Tenant shall furnish the Landlord certified copies of all such policies and shall provide written evidence of the continuation of such policies not less than ten (10) days prior to their expected expiry dates. The cost or premium for each and every such policy shall be paid by the Tenant. The Tenant agrees that if the Tenant fails to take out or keep in force such insurance the Landlord shall have the right to do so, without however imposing any obligation on the Landlord to do so, and to pay the premiums therefor, and in such event the amount paid as premiums shall be included as Direct Costs and paid to the Landlord immediately on demand.

9.4 The Tenant covenants not to do or omit or permit to be done or omitted upon the Leased Premises or the Common Areas anything whereby any policy of insurance effected by the Landlord or the Tenant pursuant to this Lease may be invalidated, or the coverage thereunder reduced, and will immediately upon notice from the Landlord remedy the condition giving rise to the invalidation or threatened invalidation or reduction in coverage and in default the Landlord may at its option either cancel this Lease or enter the Leased Premises and remedy the condition, and the costs occasioned thereby shall be included in Direct Costs and paid to the Landlord immediately on demand.

9.5 If the Tenant does or omits or permits to be done or omitted upon the Leased Premises or the Common Areas anything whereby the premiums for any insurance carried by the Landlord with respect to the Building or the Lands are increased, the amount of such increase shall be included in Direct Costs and paid to the Landlord immediately on demand from time to time during the Term.

10. USE OF LEASED PREMISES

10.1 The Tenant covenants to use the Leased Premises solely for the purpose of conducting business of the manufacture, assembly and distribution of medical equipment and related business activities and not to use or permit the use of the Leased Premises for any other business or purpose or by any persons other than the Tenant, its employees and invitees.

11. OFFENSIVE TRADE ETC.

11.1 Notwithstanding the generality of Clause 10, the Tenant covenants not to carry on or permit to be carried on in the Leased Premises any noisome or offensive trade or business or any acts or practices which may injure the Leased Premises, or the Building or the Common Areas or which may be a nuisance, disturbance or menace to the Landlord or other tenants or occupants of the Building and not to allow odours to escape from the Leased Premises which, in the opinion of the Landlord, are offensive.

12. ACCESS TO LEASED PREMISES TO REPAIR ETC.

12.1 The Landlord, its agents, employees and contractors, with material and equipment, shall have the right at all times to enter on the Leased Premises to effect repairs, alterations, improvements or additions to the Leased Premises, the Building and the Lands or any of them or to preserve any of them from injury or damage, and no such entry or work shall constitute an eviction of the Tenant in whole or in part and the rent reserved shall not abate while such work is being carried out.

13. LANDLORD MAY SHOW LEASED PREMISES

13.1 The Landlord or its agents shall have the right at all reasonable times to enter the Leased Premises to examine them and to show them to prospective purchasers, lessees, or mortgagees and during the six months prior to the expiration of the Term may place on the Leased Premises the usual notices to let or for sale which notices the Tenant shall permit to remain thereon without molestation.

14. LANDLORD MAY ENTER FORCIBLY

14.1 If the Tenant shall not be personally present to open and permit entry to the Leased Premises at any time, when for any reason an entry therein shall be necessary or permissible pursuant to Clauses 12 or 13, or any other clause of this Lease, the Landlord, its agents, employees or contractors may enter the Leased Premises by a master key or forcibly without rendering the Landlord or such agents, employees or contractors liable therefor and without in any manner affecting the obligations or covenants of the Tenant herein, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort or for any damage or injury to property or persons in the Leased Premises occasioned by any such entry or by any work done in connection with such entry.

15. SURRENDER OF LEASED PREMISES

15.1 At the end or sooner determination of the Term, the Tenant shall surrender and yield up to the Landlord the Leased Premises in the same state of repair as they were at the commencement of the Term, reasonable wear and tear only excepted.

16. REMOVAL OF FIXTURES

16.1 All alterations, additions, decorations and improvements made by the Tenant to the Leased Premises, other than the Tenant's trade fixtures, shall immediately become the property of the Landlord without compensation therefor to the Tenant and shall not be removed from the Leased Premises either during or at the end or sooner determination of the Term except that:

        (a)     the Tenant may, if not in default, remove its trade fixtures;
                and

        (b) the Tenant shall, at the end or sooner determination of the Term, remove such of the trade fixtures, alterations, additions, decorations and improvements as the Landlord may require; and

        (c) in the case of every such removal, the Tenant shall repair any damage to the Leased Premises and the Common Areas caused by the installation and removal of any such trade fixtures, alterations, additions, decorations and improvements, and the cost of all such removals and repairs shall be borne by the Tenant.

16.2 If the Tenant does not remove as requested by the Landlord under Clause 16.1(b), then the Landlord may, but shall not be obliged to, remove such items and the Tenant shall pay on demand the Landlord's costs of removal plus an administration charge of twenty per cent (20%) of the cost of removal.

16.3 The Tenant shall not, without the prior written consent of the Landlord, mortgage, charge or transfer any of its trade fixtures, alterations, additions, decorations and improvements, and any purported mortgage, charge or transfer of the said items without the prior written consent of the Landlord shall be of no effect against the Landlord.

17. CONDITION OF LEASED PREMISES

17.1 The Tenant agrees that it has leased the Leased Premises after examining them and that they are at the date of this Lease in a good state of repair and suitable for the intended use and business of the Tenant.

18. NO REPRESENTATIONS

18.1 The Tenant agrees that no representations, warranties or conditions have been made other than those expressed herein, and that no agreement collateral hereto shall be binding upon the Landlord unless in writing and signed on behalf of the Landlord.

19. SUBORDINATION

19.1 This Lease and all of the rights of the Tenant hereunder are, and shall at all times be, subject and subordinate to any and all mortgages, trust deeds and debentures, now or hereafter in force or registered against the Lands and improvements thereto, and all renewals, extensions and modifications thereof and all advances of money made thereunder. The Tenant covenants to execute in registrable form immediately on request from time to time, any assurances that the Landlord may require to confirm this subordination and will if requested by the Landlord attorn to the holder of any such mortgages, trust deeds and debentures.

20. DAMAGE OR DESTRUCTION

20.1 If the Leased Premises are damaged by fire or other casualty then:

        (a) the basic rent under Clause 3 (but not sums payable hereunder as additional rent) shall be abated in whole or in part in the proportion that the area of the untenantable or non-useable portion of the Leased Premises is to the Tenant's Rentable Area until such damage is repaired provided that there shall be no abatement for time required to repair or replace the Tenant's trade fixtures or the alterations, additions, decorations and improvements made to the Leased Premises by the Tenant which is in excess of the time required to make other necessary repairs or replacements;

        (b) subject to the provisions of Clause 21, the damage to the Leased Premises shall be repaired by the Landlord with reasonable diligence but the cost of the repairs and replacements of the Tenant's trade fixtures and of the alterations, additions, decorations and improvements made to the Leased Premises by the Tenant shall be borne by the Tenant.

21. DESTRUCTION OF LEASED PREMISES OR BUILDING

21.1 If more than thirty per cent (30%) of the Leased Premises and the Building, or either of them, are so damaged by fire or other casualty that the Landlord decides not to restore them or is unable to restore them within one hundred eighty (180) days from the date of damage, the Landlord shall within forty-five
(45) days after the fire or other casualty give to the Tenant a notice in writing of such decision, and thereupon the Term of this Lease shall end, and the Tenant shall vacate the Leased Premises and surrender them to the Landlord, but if the Leased Premises are untenantable during such period the Tenant's liability for rent shall cease as of the day following the fire or other casualty.

22. DEFAULT OF TENANT

22.1 If and whenever the rent hereby reserved or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, or in case of breach of non-observance or non-performance of any of the covenants, agreements, provisos and conditions on the part of the Tenant to be kept, observed or performed, or in case the Leased Premises shall be vacated or remain unoccupied for fifteen (15) days or in case the Term shall be taken in execution or attachment for any cause whatever, then and in every such case, it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding other than the proviso to this Clause
22. Provided that the Landlord shall not at any time have the right to re-enter and forfeit this Lease by reason of the Tenant's default in payment of the rent reserved by this Lease or by reason of the failure of the Tenant to comply with any of its obligations under this Lease, unless and until the Landlord shall have given to the Tenant at least five (5) days written notice of its intention so to do and setting forth the default complained of and the Tenant shall have the right during such five (5) days to cure any such default in payment of rent or cure any default of the Tenant's obligations, as the case may be.

23. BANKRUPTCY

23.1 In case, without the written consent of the Landlord, the Leased Premises or any part thereof shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by a creditor of the Tenant or if the Tenant or the indemnitor of the Tenant's obligations under this Lease makes any assignment for the benefit of creditors or any bulk sale or becomes bankrupt or insolvent or takes the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant then in any such case this Lease shall at the option of the Landlord cease and terminate and the Term shall immediately become forfeited and void and the then current month's rent and the next ensuing three months rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any right whatever, and in such event Clause 25 shall not apply.

24. DISTRESS

24.1 The Landlord shall have the right to distrain for rent in arrears against the goods and chattels of the Tenant and may use such force as may be necessary for that purpose and for gaining admittance to the Leased Premises without being liable to any action in respect thereof, or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord, its employees and agents for all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any forcible entry or any loss or damage sustained by the Tenant in connection therewith. The Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

25. RIGHT OF RE-ENTRY

25.1 The Tenant covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights shall have the right to enter the Leased Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to relet the Leased Premises as the agent of the Tenant, and to receive the rent therefor, and as the agent of the Tenant to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Leased Premises upon account of the rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

26. RIGHT OF TERMINATION

26.1 The Tenant covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights, shall have the right to terminate this Lease and the Term by leaving upon the Leased Premises notice in writing of its intention so to do, and thereupon the rent shall be computed, apportioned and paid in full to the date of such termination and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may re-enter and take possession of the same.

27. NON-WAIVER

27.1 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and alternative.

28. OVERHOLDING

28.1 If the Tenant shall continue to occupy the Leased Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant on the terms and conditions herein set out except as to length of tenancy and further except that the rent shall be an amount per month equal to one hundred fifty per cent (150%) of the monthly instalments payable on account of rent pursuant to Clause 3.

29, RECOVERY OF ADJUSTMENT

29.1 The Landlord in addition to all other rights or remedies, shall have the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant pursuant to any clause of this Lease, as the Landlord would have in the case of default in payment of rent.

30. INTEREST ON RENT IN ARREARS

30.1 Any instalment of rent not paid on the due date shall, without prejudice to any other rights and remedies of the Landlord arising from such breach, bear interest from such due date at the rate of twenty per cent (20%) per annum until paid.

31. ADDITIONAL RENT

31.1 Without prejudice to any other rights and remedies of the Landlord, any money payable by the Tenant to the Landlord hereunder in addition to the basic rent referred to in Clause 3 of this Lease shall be deemed to be rent and, with interest at the rate of twenty per cent (20%) per annum thereon from the date the Landlord shall have demanded payment of the same from the Tenant, shall be paid as additional rent and shall be collectible as rent and unless otherwise provided in this Lease shall be payable with the next ensuing monthly instalment of rent.

32. LANDLORD MAY CURE TENANT'S DEFAULT

32.1 If the Tenant shall fail to perform or cause to be performed each and every of the covenants, agreements and obligations of the Tenant hereunder, the Landlord shall have the right (but shall not be obligated) to perform or cause to be performed the same and all payments, expenses, costs and levies incurred or paid by the Landlord in respect thereof shall be included in Direct Costs together with an administration fee of twenty per cent (20%) of the total of such costs and paid to the Landlord immediately on demand.

33. REMEDIES CUMULATIVE

33.1 No remedy conferred upon or reserved to the Landlord herein, by statute or otherwise, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as occasion may be deemed expedient by the Landlord.

33.2 No right or remedy provided for the Landlord herein shall preclude or be deemed or construed to preclude the Landlord from exercising any other right or remedy provided or implied by law, each such right and remedy being hereby reserved to the Landlord.

34. SUBDIVISION, STRATIFICATION

34.1 The Landlord may subdivide or stratify the Lands some time during the Term or the renewal. The Tenant agrees to consent to any such subdivision and/or stratification. The parties agree to sign all such further documents as may be necessary to allow any such subdivision and/or stratification to be completed, including any necessary modifications to the within Lease to reflect the revised legal status of the Lands (which modification shall include the Tenant's agreement to comply with all of the bylaws, rules and regulations of the Strata Corporation as set from time to time).

35. RENEWAL

35.1 If the Tenant duly and regularly pays the rent hereby reserved and observes and performs all the covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord upon written request by the Tenant delivered not less than six months before the expiration of the Term, shall grant to the Tenant a renewal of this Lease for a further period of five (5) years upon the same terms, covenants and conditions as are herein contained except as to rent and except that there shall be no further right of renewal. The rent for such renewal term shall be determined by agreement, and failing agreement by on or before the 30th day prior to the start of the renewal term, by arbitration before a single arbitrator in accordance with the provisions of the Commercial Arbitration Act of British Columbia then in force such single arbitrator to be appointed by agreement, and failing agreement, in accordance with the provisions of the Commercial Arbitration Act of British Columbia then in force provided that the monthly rent for the renewal term shall not be less than the rent for the last month of the immediately preceding term. This provision shall be binding on the arbitrator.

36. NOTICE AND PAYMENTS

36.1 Any and all payments to be made by the Tenant to the Landlord as provided in this Lease shall be payable at the address of the Landlord hereinbefore set out or at such other address as the Landlord may from time to time notify the Tenant. Any notice required or contemplated by any clause of this Lease shall be given in writing enclosed in a sealed envelope addressed, in the case of notice to the Landlord at it at its address hereinbefore set out, and in the case of notice to the Tenant to it at the Leased Premises, and mailed in British Columbia registered and postage prepaid. The time of giving and receipt of such notice shall be conclusively deemed to be the second business day after the day of such mailing. Such notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, delivered to the Leased Premises. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally or mailed as aforesaid to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices shall be addressed.

37. HEADINGS

37.1 The headings to the clauses of this Lease are for convenience only and shall not constitute a part of this Lease.

38. DEFINITIONS APPLY

38.1 The definitions of any words used in this Lease shall apply to such words when used elsewhere in the clause in which they are defined and when used in any other clause or place in this Lease whenever the context is consistent.

39. TIME OF THE ESSENCE

39.1 Time shall be of the essence of the Lease and every part hereof.

40. GOVERNING LAW

40.1 This Lease shall be construed and governed by the laws of the Province of British Columbia.

41. SUCCESSORS

41.1 All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided herein.

42. EXTENDED MEANINGS

42.1 Words importing the singular, masculine or neuter shall be construed as meaning the plural, feminine or body corporate or politic and vice versa wherever the context in this Lease or the Landlord so requires.

43. SEVERABILITY

43.1 It is agreed that should any clause, condition or term, or any part thereof, contained in this Lease be unenforceable or prohibited by law or by any present or future provincial or federal legislation, then such clause, condition, term or part thereof, shall be amended, and is hereby amended, so as to be in compliance with the said legislation or law but if such clause, condition or term or part thereof cannot be amended so as to be in compliance with any such legislation, then such clause, condition, term or part thereof is severable from this Lease and all the rest of the clauses, terms and conditions or parts thereof contained in this Lease shall remain binding on the parties.

44. ENVIRONMENTAL MATTERS

44.1 DEFINITIONS. - For the purpose of this Clause:

        (a) "Contaminants" means any pollutants, contaminants, deleterious substances, underground or aboveground tanks, asbestos materials, urea formaldehyde, dangerous substances or goods, hazardous, corrosive or toxic substances, special waste or waste of any kind or any other substance which is now or hereafter prohibited, controlled or regulated under Environmental Laws; and

        (b) "Environmental Laws" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements of any governmental authority having jurisdiction over the Leased Premises now or hereafter in force relating in any way to the environment, health, occupational health and safety, product liability or transportation of dangerous goods, including the principles of common law and equity.

44.2 TENANT'S COVENANTS AND INDEMNITY. - The Tenant covenants and agrees as follows:

        (a) not to use or permit to be used all or any part of the Leased Premises for the sale, storage, manufacture, disposal, handling, treatment, use or any other dealing with any Contaminants, without the prior written consent of the Landlord, which may be unreasonably withheld. Without limiting the generality of the foregoing, the Tenant shall in no event use, and does not plan or intend to use, the Leased Premises to dispose of, handle or treat any Contaminants in a manner that, in whole or in part, would cause the Leased Premises or any adjacent property to become a contaminated site under Environmental Laws;

        (b) to strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Leased Premises;

        (c) to promptly provide to the Landlord a copy of any environmental site investigation, assessment, audit or report relating to the Leased Premises conducted by or for the Tenant at any time before, during or after the Term (or any renewal thereof). The Tenant shall, at its own cost at the Landlord's request from time to time, obtain from an independent environmental consultant approved by the Landlord an environmental site investigation of the Leased Premises or an environmental audit of the operations at the Leased Premises, the scope of which shall be satisfactory to the Landlord and shall include any additional investigations that the environmental consultant may recommend;

        (d) to maintain all environmental site investigations, assessments, audits and reports relating to the Leased Premises in strict confidence and not to disclose their terms or existence to any third party (including without limitation, any governmental authority) except as required by law, to the Tenant's professional advisers and lenders on a need to know basis or with the prior written consent of the Landlord, which consent may be unreasonably withheld;

        (e) to promptly provide to the Landlord on request such written authorizations as the Landlord may require from time to time to make inquiries of any governmental authorities regarding the Tenant's compliance with Environmental Laws;

        (f) to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Leased Premises, or any adjacent property which could contaminate the Leased Premises, or subject the Landlord or the Tenant to any fines, penalties, orders, investigations or proceedings under Environment Laws;

        (g) on the expiry or earlier termination of this Lease or at any time if requested by the Landlord or required by any governmental authority pursuant to Environmental Laws, to remove from the Leased Premises all Contaminants, and to remediate any contamination of the Leased Premises or any adjacent property resulting from Contaminants, in either case brought onto, used at or released from the Leased Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these obligations promptly at its own cost and in accordance with Environmental Laws. All such Contaminants shall remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Leased Premises; and

        (h) to indemnify the Landlord and its directors, officers, shareholders, employees, agents, successors and assigns, from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever (including all consulting and legal fees and expenses on a solicitor-client basis and the cost of remediation of the Leased Premises and any adjacent property arising from or in connection with:

                (i) any breach of or non-compliance with the provisions of this Clause by the Tenant; or

                (ii) any release or alleged release of any Contaminants at or from the Leased Premises related to or as a result of the use and occupation of the Leased Premises or any act or omission of the Tenant or any person for whom it is in law responsible.

The obligations of the Tenant under this Clause shall survive the expiry or earlier termination of this Lease. The obligations of the Tenant under this Clause are in addition to, and shall not limit, the obligations of the Tenant contained in other provisions of this Lease.


        IN WITNESS WHEREOF the parties hereto have hereunto executed this Lease as a valid and binding act as of the day and year first before written.


The Corporate Seal of INTRACEL               )
CORPORATION was hereunto affixed in the      )
presence of:                                 )
                                             )
-------------------------------              )             (C/S)
Authorized Signatory                         )
                                             )
-------------------------------              )
Authorized Signatory                         )




The Corporate Seal of P.K PROJECTS           )
LTD. was hereunto affixed in the             )
presence of:                                 )
[SIG]                                        )
-------------------------------              )             (C/S)
Authorized Signatory                         )

THIS INDEMNITY AGREEMENT dated for reference the 1st day of February, 1998.


BETWEEN:

               P.K PROJECTS LTD., a British Columbia Company with an office at 1203 - 20800 Westminster Highway, Richmond, B.C., V6V 2W3

               (hereinafter referred to as the "Landlord")

                                                      OF THE FIRST PART

AND:

               BARTELS, INC., a company incorporated under the laws of the State of Washington, U.S.A., with an office at 1871 NW Gilman Boulevard, Issaqua, Washington, 98027

               (hereinafter referred to as the "Indemnitor")

                                                      OF THE SECOND PART

        In order to induce the Landlord to enter into the lease (the "Lease") dated the 1st day of February, 1998, and made between the Landlord and INTRACEL CORPORATION as Tenant, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnitor hereby makes the following indemnity and agreement (the "Indemnity") with and in favour of the Landlord:


1. The Indemnitor hereby agrees with the Landlord that at all times during the Term and any extension or renewal of the Lease, the Indemnitor shall:

        (a) make due and punctual payment of all rent, moneys, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise and whether the Lease has been disaffirmed or disclaimed;

        (b) effect prompt and complete performance of all of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be kept, observed and performed; and

        (c) promptly indemnify and save harmless the Landlord from and against any claims arising out of any failure by the Tenant to pay the rent, moneys, charges or other amounts due under the Lease or resulting from any failure by the Tenant to observe and perform any of the terms, covenants and conditions in the Lease.

2. The Indemnitor hereby expressly acknowledges and agrees that this Indemnity is absolute and unconditional and the obligations of the Indemnitor shall not be released, discharged, mitigated, impaired or affected by:

        (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease;

        (b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease;

        (c) any transfer of the Lease by the Tenant or by any transferee or by any trustee, receiver or liquidator;

        (d)     any consent which the Landlord gives to any such transfer;

        (e) any relocation of the Leased Premises or any changes to the Lease resulting therefrom;

        (f)     any amendment or modification to the Lease;

        (g) any waiver by the Tenant or any transferee of any of its rights under the Lease;


        (h)     the expiration or termination of the Lease; or


        (i) any overholding by the Tenant of the Leased Premises or any part thereof.


3. The Indemnitor hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnitor shall be sufficiently given if delivered in person to the Indemnitor or if mailed by prepaid registered or certified post addressed to the Indemnitor at the Leased Premises, and every such notice shall be deemed to have been given on the day it was delivered in person or, if mailed, seventy-two (72) hours after it was mailed. The Indemnitor may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more persons are named as Indemnitor any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

4. In the event of a default under the Lease or under this Indemnity, the Indemnitor waives any right to require the Landlord to:

        (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease;

        (b) proceed against or exhaust any security of the Tenant held by the Landlord; or

        (c)     pursue any other remedy whatsoever in the Landlord's power.

The Landlord shall have the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnitor under this Indemnity shall not be and shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditor's proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been disaffirmed or disclaimed, and, in furtherance hereof, the Indemnitor agrees, upon any such disaffirmance or disclaimer, that the Indemnitor shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied with the necessary changes having been made, and the Indemnitor shall immediately execute any documentation (prepared by the Landlord at the Indemnitor's expense) that the Landlord requires in confirmation thereof. The liability of the Indemnitor shall not be affected by any repossession of the Leased Premises by the Landlord, provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossession and reletting the Leased Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnitor hereunder and the Indemnitor shall pay any balance owing to the Landlord from time to time immediately on demand.

6. No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions in the Lease.

7. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnitor and the Landlord.

8. The Indemnitor shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnitor were the Tenant named in the Lease. The Indemnitor acknowledges that it has received the Lease and is familiar with the terms, covenants and conditions contained herein.

9. If the Indemnitor is a corporation, it shall not change the effective voting control thereof from that existing as of the date of commencement of the Term of the Lease and, if the Indemnitor is a partnership, joint venture or co-tenancy, it shall not change the persons comprising the partnership, joint venture or co-tenancy as of the date of commencement of the Term of the Lease without in either case obtaining the Landlord's prior written consent in each and every instance, which consent may be unreasonably withheld.

10. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnitor, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnitor named in this Indemnity is a partnership or other business association, the members of which are, by virtue to statutory or general law, subject to personal liability, the liability of each such member is joint and several.

11. All of the terms, covenants and conditions of this Indemnity extend to and are binding on the Indemnitor, its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, and any mortgagee of the Leased Premises.

12. The expressions "Landlord", "Tenant", "Term", "Leased Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

13. This Indemnity shall be construed in accordance with the laws of the Province of British Columbia.

14. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and permitted assigns of the Tenant and to the successors and assigns of the Landlord. Any assignment by the Landlord of any of its interest in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.



The Corporate Seal of P.K. PROJECTS             )
LTD. was hereunto affixed in the presence of:   )
                                                )         (C/S)
                                                )
[SIG]                                           )
-------------------------------                 )
Authorized Signatory                            )





The Corporate Seal of BARTELS INC. was          )
hereunto affixed in the presence of:            )
                                                )
Signed by : Simon McKenzie                      )
-------------------------------                 )
Authorized Signatory                            )         (C/S)
                                                )
                                                )
-------------------------------                 )
Authorized Signatory                            )

                                  [FLOOR PLAN]

                                  SCHEDULE "A"

                                     [PLAN]

                                  SCHEDULE "B"

                             [COMMERCE COURSE LOGO]

                             SIGNAGE SPECIFICATIONS

All signage applied to the exterior of the buildings shall be located within designated spots as shown on the elevation plans attached hereto and referred to as drawings SP1001, SP1002, SP2001, and SP2002.

Advertisers shall pay to the Landlord a deposit of $500.00 which shall be refundable upon having removed the sign and repaired the building face to its original state upon vacating.

GROUND FLOOR ADVERTISING

1. All signage that is applied in spaces that are designated for ground floor signage, shall be constructed from 1.5 in. thick high density Styrofoam letters painted with semi-gloss exterior enamel. No backboards or fluorescent light box signs will be allowed.

2. The color of signs shall be General Paint #424-7A.

3. The height of the sign shall be a maximum 24 inches plus or minus 1 inch. Some variations may be allowed to accommodate corporate logos.

4. The Styrofoam letters shall be fastened to the concrete surface with latex silicone.

5. All signage must be approved at the design stage by the Landlord before going into production.

6. No signage will be allowed in the windows.

7. The corporate name may be applied to the exterior of the glass storefront door and the rear door of the premises in 3 in. high white vinyl lettering, however, all lettering must be professionally prepared and applied.

SIGNAGE ABOVE THE GROUND FLOOR

Signage above the ground floor shall be illuminated plexi face neon channel lettering. The sign shall be a single color and may match the corporation's color. Corporations may only advertise on these locations if it rents or owns more than 20,000 SF.

Only three (3) signs will be allowed above the ground floor on each building and the locations are described as follows:

1. One sign above the third floor level on the west side of the buildings.
2. One sign above the second floor level at the center of building ONE on south side and one sign above the second floor level at the center of building TWO on the north side.
3. One sign above the second floor level on the east side of both buildings.

DIRECTORIES

A free standing directory will be installed at the street entrance of each building. A space will be provided on the directory for one company name with a corresponding unit number for every premises.

A lobby directory will be installed. A space will be provided on the directory for one company name with a corresponding unit number for every premises.

INTERIOR SUITE DOORS

1. All Interior suite doors will have the suite numbers posted in 3 inch high polished aluminum (Font: swiss black) numbers.

2. Corporate names may be posted on the doors in matching polished aluminum (Font: swiss black) lettering.

                             [GRAPHIC -- BLUEPRINT]

                             [GRAPHIC -- BLUEPRINT]

[Commerce Logo]

                                  SCHEDULE "C"


                         13351 & 13551 Commerce Parkway
                                  Richmond, BC


                             RULES AND REGULATIONS


In addition to the obligations and covenant of a tenant as set out in the lease agreement, the Landlord may make rules and regulations it considers necessary or desirable for the enjoyment, safety, and cleanliness of the Common Area. Accordingly the owners of Commerce Court International have made the following Rules and Regulations:

1.     SIGNAGE

  a) The Tenant shall not erect, install or affix any signs to the exterior of the building without the prior written consent of the Landlord, which consent shall only be granted if the proposed signage is substantially in accordance with the specifications as set out in Schedule "B".

  b) The Tenant shall forthwith upon vacating the leased premises pay for the removal of any signs which have been erected, installed or affixed to the exterior of the building and pay for the repair and restoration the exterior surface to its original state including (if required) the repainting of the same.

2.     GARBAGE DISPOSAL

  a) The Tenant shall not place, deposit or leave rubbish, scrap, refuse, garbage, pallets, ashes or any other loose or objectionable material in or upon the Common Area.

  b) All garbage shall be disposed of in the garbage containers provided by the Landlord. If a garbage container is full then the Tenant shall retain any garbage he may wish to dispose of within his unit until there is sufficient room in the garbage container to receive the garbage.

  c) The Landlord will supply a separation garbage container for cardboard. The cardboard will be recycled and accordingly must not be contaminated with any other garbage. All cardboard must be flattened before it is deposited in the cardboard garbage container.

  d) Pallets, barrels, lumber and drywall shall not be placed in the common garbage containers for disposal. Such items shall be removed from the development by the tenant or their subcontractors or workmen and be disposed of by some means other than the garbage containers provided by the Landlord.

[COMMERCE LOGO]


3.      WINDOW COVERINGS

        All window coverings shall be vertical venetian blinds and shall be Hunter Douglas model "Harvest" #V11165-010 and the color "Smoke" in order to match the exterior color scheme of the development.

4.      PARKING

   a) Each Tenant will be assigned parking stalls by the Landlord in agreement with the terms of the lease. In addition to the aforesaid parking stalls each unit with high bay warehousing will have one loading bay.

   b) There will be parking stalls marked as visitor stalls and stalls marked as handicap stalls. A Tenant shall not permit its servants or agents to park their motor vehicles on the Common Area except in such parking stalls as have been designated for the exclusive use of their respective unit.

5.      AUTOMOTIVE REPAIR

   a) Automotive repair shops will not be permitted in the complex. Some light industrial services such as electronic installations in automobiles may be allowed.

   b) The mechanical repair of vehicles and/or the storage of vehicles to be repaired, will not be allowed in any Common Areas.

6.      OUTSIDE APPEARANCES AND ALTERATIONS

   a) No structural alterations shall be made to either the interior or the exterior of the buildings without the prior written consent of the Landlord and/or without having obtained a valid building permit from the City of Richmond.

   b) No changes whatsoever shall be made to the exterior of the buildings without the prior written consent of the Landlord.

We hereby acknowledge receipt of a copy of the aforesaid Rules and Regulations.

Dated at______________, British Columbia this ___ day of _____________, 19___

Acknowledged by: ____________________________ Position: _______________________
                           Tenant

THIS INDEMNITY AGREEMENT dated for reference the 1st day of February, 1998.

BETWEEN:

          P.K. PROJECTS LTD., a British Columbia Company with an office at 1203 - 20800 Westminster Highway, Richmond, B.C., V6V 2W3

          (hereinafter referred to as the "Landlord")

                                                               OF THE FIRST PART

AND:

          BARTELS, INC., a company incorporated under the laws of the State of Washington, U.S.A., with an office at 1871 NW Gilman Boulevard, Issaqua, Washington, 98027

          (hereinafter referred to as the "Indemnitor")

                                                              OF THE SECOND PART

          In order to induce the Landlord to enter into the lease (the "Lease") dated the 1st day of February, 1998, and made between the Landlord and INTRACEL CORPORATION as Tenant, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnitor hereby makes the following indemnity and agreement (the "Indemnity") with and in favour of the Landlord:

1. The Indemnitor hereby agrees with the Landlord that at all times during the Term and any extension or renewal of the Lease, the Indemnitor shall:

     (a) make due and punctual payment of all rent, moneys, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise and whether the Lease has been disaffirmed or disclaimed;

      (b) effect prompt and complete performance of all of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be kept, observed and performed; and

      (c) promptly indemnify and save harmless the Landlord from and against any claim arising out of any failure by the Tenant to pay the rent, moneys, charges or other amounts due under the Lease or resulting from any failure by the Tenant to observe and perform any of the terms, covenants and conditions in the Lease.

2. The Indemnitor hereby expressly acknowledges and agrees that this Indemnity is absolute and unconditional and the obligations of the Indemnitor shall not be released, discharged, mitigated, impaired or affected by:

      (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease;

      (b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease;

      (c) any transfer of the Lease by the Tenant or by any transferee or by any trustee, receiver or liquidator;

      (d)   any consent which the Landlord gives to any such transfer;

      (e) any relocation of the Leased Premises or any changes to the Lease resulting therefrom;

      (f)   any amendment or modification to the Lease;

     (g) any waiver by the Tenant or any transferee of any of its rights under the Lease;

     (h)  the expiration or termination of the Lease; or

     (i) any overholding by the Tenant of the Leased Premises or any part thereof.

3. The Indemnitor hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnitor shall be sufficiently given if delivered in person to the Indemnitor or if mailed by prepaid registered or certified post addressed to the Indemnitor at the Leased Premises, and every such notice shall be deemed to have been given on the day it was delivered in person or, if mailed, seventy-two (72) hours after it was mailed. The Indemnitor may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more persons are named as Indemnitor any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

4. In the event of a default under the Lease or under this Indemnity, the Indemnitor waives any right to require the Landlord to:

     (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease;

     (b) proceed against or exhaust any security of the Tenant held by the Landlord; or

     (c)  pursue any other remedy whatsoever in the Landlord's power.

The Landlord shall have the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnitor under this Indemnity shall not be and shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditor' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been disaffirmed or disclaimed, and, in furtherance hereof, the Indemnitor agrees, upon any such disaffirmance or disclaimer, that the Indemnitor shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied with the necessary changes having been made, and the Indemnitor shall immediately execute any documentation (prepared by the Landlord at the Indemnitor's expense) that the Landlord requires in confirmation thereof. The liability of the Indemnitor shall not be affected by any repossession of the Leased Premises by the Landlord, provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossession and reletting the Leased Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnitor hereunder and the Indemnitor shall pay any balance owing to the Landlord from time to time immediately on demand.

6. No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions in the Lease.

7. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnitor and the Landlord.

 8. The Indemnitor shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnitor were the Tenant named in the Lease. The Indemnitor acknowledges that it has received the Lease and is familiar with the terms, covenants and conditions contained herein.

 9. If the Indemnitor is a corporation, is shall not change the effective voting control thereof from that existing as of the date of commencement of the Term of the Lease and, if the Indemnitor is a partnership, joint venture or co-tenancy, it shall not change the persons comprising the partnership, joint venture or co-tenancy as of the date of commencement of the Term of the Lease without in either case obtaining the Landlord's prior written consent in each and every instance, which consent may be unreasonably withheld.

10. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnitor, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnitor named in this Indemnity is a partnership or other business association, the members of which are, by virtue to statutory or general law, subject to personal liability, the liability of each such member is joint and several.

11. All of the terms, covenants and conditions of this Indemnity extend to and are binding on the Indemnitor, its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, and any mortgagee of the Leased Premises.

12. The expressions "Landlord", "Tenant", "Term", "Leased Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

13. This Indemnity shall be construed in accordance with the laws of the Province of British Columbia.

14. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also the respective heirs, executors, administrators, successors and permitted assigns of the Tenant and to the successors and assigns of the Landlord. Any assignment by the Landlord of any of its interest in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.

The Corporate Seal of P.K. PROJECTS           )
LTD. was hereunto affixed in the presence of: )
                                              )
                                              )             (C/S)
/s/  [SIG]                                    )
--------------------------------------------- )
Authorized Signatory                          )



The Corporate Seal of BARTELS INC. was        )
hereunto affixed in the presence of:          )
                                              )
Signed by: Simon McKenzie                     )
--------------------------------------------- )
Authorized Signatory                          )             (C/S)
                                              )
--------------------------------------------- )
Authorized Signatory                          )